                                                             Exhibit 24(b)(8)(b)

            AMENDMENT TO CUSTODY ADMINISTRATION AND AGENCY AGREEMENT

     This Agreement, dated as of the 13th day of December,1994 made by and between Matthews International Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated August 12, 1994 wherein Fund/Plan agreed to provide certain custody administration services; and

     WHEREAS, the Parties wish to amend the Custody Administration and Agency Agreement to include under its terms one additional separate series of shares identified as: Matthews Korea Fund;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "A" to the Custody Administration and Agency Agreement in the form attached hereto as Schedule "A"; and

     2. To amend Schedule "B" to the Custody Administration and Agency Agreement in the form attached hereto as Schedule "B".

     This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Matthews Korea Fund becomes effective.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedules "A" and "B", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Matthews International Funds                                     Fund/Plan Services, Inc.


    /s/ G. Paul Matthews                                    /s/ Kenneth J. Kempf
-------------------------------                         ---------------------------------
By: G. Paul Matthews, President                         By: Kenneth J. Kempf, President

    /s/ John Dracott                                        /s/ Janet F.  Davis
-------------------------------                         ---------------------------------
Attest: John Dracott, Vice President & Secretary        Attest: Janet F. Davis, Secretary

================================================================================
Custody Administration and Agency Agreement between Matthews International
Funds and Fund/Plan Services, Inc.

November 26, 1996                                                         Page 1

                                                                    SCHEDULE "A"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                CUSTODY AGENCY AND ADMINISTRATION FEE SCHEDULE
                                      FOR
                         MATTHEWS INTERNATIONAL FUNDS


I.    Annual Custody Fee Schedule Per Portfolio: Subject to a minimum annual fee
      -----------------------------------------
      of $5,000 for each Series, Custody Agency and Administration Fees shall be calculated as follows: (1/12th payable monthly)

      A)    Domestic Securities and ADRs
            ----------------------------
            .00065        On the First  $ 10 Million of Average Net Assets
            .00035        On the Next   $ 20 Million of Average Net Assets
            .00025        On the Next   $ 20 Million of Average Net Assets
            .000175       On the Next   $ 50 Million of Average Net Assets
            .00015        On the Next   $150 Million of Average Net Assets
            .000125       On Average Net Assets in Excess of $250 Million

      B)    Custody Domestic Securities Transactions Charge
            -----------------------------------------------

            Book Entry DTC, Federal Book Entry                         $14.00
            NOW Accounts                                               $ 5.00
            Physical/Options/GNMA/RICs                                 $24.00
            Mortgage Backed Securities - Principal Pay Down Per Pool   $11.00

      C)    When Issued, Securities Lending, Index Futures:
            -----------------------------------------------

            Should any of these investment vehicles require a separate segregated custody account, a fee of $250 per account per month will apply.

      D)    1)    Global Equity Securities
                  ------------------------
                  .0020       On the First $50 Million of Average Net Assets
                  .00175      On Average Net Assets in Excess of $50 Million

            2)    Global Fixed Income
                  -------------------
                  .0015       On the First $50 Million of Average Net Assets
                  .00125      On Average Net Assets in Excess of $50 Million

            3)    Hong Kong
                  ---------
                  .0029       On the First $50 Million of Average Net Assets
                  .0027       On Average Net Assets in Excess of $50 Million

================================================================================
Custody Administration and Agency Agreement between Matthews International
Funds and Fund/Plan Services, Inc.

November 25, 1996                                           Schedule "A"; Page 1

            4)    Emerging Markets*
                  ----------------
                  .0040       On the Average Net Assets

                  * Countries which quality as emerging markets are: Argentina, Brazil, Chile, Greece, India, Indonesia, Jordan, Korea, Malaysia, Mexico, Philippines, Portugal, Singapore, Spain, Taiwan, Thailand, Turkey, Uruguay and Venezuela.

            5)    Euro CD's and TD's
                  ------------------
                  .0004 of Average Net Assets

      E)    Foreign Security Transaction Fees
            ---------------------------------
            Fixed Income Securities                                $ 24.00
            Equity Securities                                      $ 30.00
            Euro Time Deposits and Euro CD's                       $ 25.00
            Hong Kong Securities                                   $ 80.00
            Emerging Market Securities                             $125.00

      F)    Minimum fee for each Series is $5,000 per year.

II.   Out-of-Pocket Expenses
      ----------------------

The Funds will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention and copying and sending materials to auditors for off-site audits.

III.  Other Services Not Covered By This Agreement
      --------------------------------------------

To the extent the Funds commence using investment techniques such as Security Lending, Short Sales, Interest Rate Swaps, Futures, Leveraging, Precious Metals or non-U.S. denominated Futures and Options on securities and currencies, additional fees will apply.

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.

================================================================================
Custody Administration and Agency Agreement between Matthews International
Funds and Fund/Plan Services, Inc.

November 25, 1996                                           Schedule "A" Page 2;

                                                                    SCHEDULE "B"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================

                           Identification of Series
                           ------------------------


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                        "Matthews International Funds"
                         ============================

               1.    Matthews Pacific Tiger Fund
               2.    Matthews Asian Convertible Securities Fund
               3.    Matthews Korea Fund


This Schedule "B" may be amended from time to time by agreement of the Parties.

================================================================================
Custody Administration and Agency Agreement between Matthews International
Funds and Fund/Plan Services, Inc.

November 25, 1996                                                   Schedule "B"